EXHIBIT 23.1





CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus of Ceramics Process Systems Corporation with respect to the 1987 Employee Stock Purchase Plan (File No. 33-25690), the Registration on Form S-8 and related prospectus of Ceramics Process Systems Corporation with respect to the 1989 Stock Option Plan (File No. 33-18398), the Registration Statement on Form S-8 and related prospectus of Ceramics Process Systems Corporation with respect to the 1991 Employee Stock Purchase Plan (File No. 33-42556), and the Registration Statement on Form S-8 and related prospectus of Ceramics Process Systems Corporation with respect to the 1992 Director Option Plan (File No. 33-47587), of our report dated March 27, 1997, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, on our audits of the consolidated financial statements of Ceramics Process Systems Corporation as of December 28, 1996 and December 30, 1995, and for the three years then ended, which report is included in this Annual Report on Form 10-K.







                                   COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
May 12, 1997